Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Executive Compensation and Employee Benefits Committee of

Haverty Furniture Companies, Inc. Thrift Plan:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our reports dated June 21, 2007, with respect to the financial statements and supplemental schedule of the Haverty Furniture Companies, Inc. Thrift Plan included in this Form 11-K for the years ended December 31, 2006 and 2005.

Atlanta, Georgia

June 26, 2007